SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

ENGAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 684-3884

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 20, 2003, Engage, Inc. (the “Company”), received a letter from KPMG LLP (“KPMG”), the Company’s independent public accountants, notifying the Company that it had resigned effective on the date thereof.

KPMG’s Audit reports on the Company’s consolidated financial statements as of July 31, 2001 and 2002 and for the three year period ended July 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of Engage, Inc. and subsidiaries as of July 31, 2001 and 2002 and for the three-year period ended July 31, 2002, contained a separate paragraph stating “the Company has incurred significant operating losses since inception, has an accumulated deficit and a working capital deficiency. These matters raise substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with its audits for the Company’s fiscal years ended July 31, 2002 and 2001 and its review of the Company’s consolidated financial statements for the quarters ending October, 31, 2002 and January 31, 2003, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter in connection with KPMG’s report on the Company’s consolidated financial statements for such years.

The Company provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 99.1 is a copy of KPMG’s letter, dated June 27, 2003, stating its agreement with such statements.

Item 7.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Letter of KPMG LLP to the Securities and Exchange Commission, dated June 27, 2003.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC. (Registrant)

Date: June 27, 2003	By:	/s/ Lisa Pavelka McAlister
Lisa Pavelka McAlister Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of KPMG LLP to the Securities and Exchange Commission, dated June 27, 2003.